INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration Statement of Gasco Energy, Inc. (formerly Pannonian Energy, Inc.) on Post Effective Amendment #1 on Form S-1 of our report, dated December 4, 2000, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated December 4, 2000, relating to the financial statement schedules appearing elsewhere in this Registration Statement.

We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in such Prospectus.



/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
November 12, 2002